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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

Dated: April 12, 2002

                                  TMF LIQUIDATING TRUST

                                  By: /s/ Michael R. Dorey, by Power of Attorney
                                      ------------------------------------------
                                      David Litman, Co-Trustee

                                  By: /s/ Michael R. Dorey, by Power of Attorney
                                      ------------------------------------------
                                      Robert Diener, Co-Trustee

                                  /s/ Michael R. Dorey, by Power of Attorney
                                  ----------------------------------------------
                                  David Litman

                                  /s/ Michael R. Dorey, by Power of Attorney
                                  ----------------------------------------------
                                  Robert Diener